                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               November 3, 2000
                                Date of Report
                       (Date of earliest event reported)

                                INFOSPACE, INC.
            (Exact name of Registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)

       0-25131                                         91-1718107
  (Commission File No.)                     (IRS Employer Identification Number)


                      601 - 108th Avenue N.E., Suite 1200
                          Bellevue, Washington 98004
                   (Address of Principal Executive Offices)

                                 425-201-6100
             (Registrant's Telephone Number, Including Area Code)

Item 5.    OTHER EVENTS
-------

     On November 3, 2000, InfoSpace, Inc., a Delaware corporation, InfoSpace.com Nova Scotia Company, a Nova Scotia Unlimited Liability Company, Locus Holdings, Inc., a corporation organized under the Canada Business Corporations Act (the "CBCA"), Locus Dialogue Inc., a corporation organized under the CBCA, and certain of the shareholders of Locus Dialogue entered into a Share Exchange Agreement providing for the acquisition of Locus Dialogue by InfoSpace.

     Pursuant to the Share Exchange Agreement, InfoSpace will issue approximately 4.3 million to 5.5 million shares of its common stock for Locus Dialogue based on a formula to be calculated at the time of the acquisition's completion. The transaction is expected to close during the fourth quarter of 2000 and is subject to customary closing conditions. For accounting purposes, the acquisition will be accounted for as a purchase.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS
-------

     (c)   EXHIBITS.

     99.1  Press Release, dated November 6, 2000

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  December 7, 2000

                                       INFOSPACE, INC.

                                       By:  /s/ Naveen Jain
                                          ---------------------------------
                                       Name:    Naveen Jain
                                       Title:   Chairman